                                                                   EXHIBIT 10.31


                           NON-COMPETITION AGREEMENT
                           -------------------------

     NON-COMPETITION AGREEMENT dated as of August 1, 1994, by and among Iron Age Holdings Corporation, a Delaware corporation ("Holdings"), Falcon Shoe Mfg. Co., a Maine corporation (the "Company") and a wholly-owned subsidiary of Holdings and Theodore C. Johanson. Holdings, the Company and Mr. Johanson are referred to collectively as the "Parties."

     WHEREAS, Holdings acquired all of the common stock of the Company held by Mr. Johanson pursuant to the terms of the Stock Purchase Agreement dated August 1, 1994 (the "Stock Purchase Agreement") among Holdings, Mr. Johanson, Patricia
J. Lundholm and the Falcon Shoe Mfg. Co. Employee Stock Ownership Plan Trust created under the Falcon Shoe Mfg. Co. Employee Stock Ownership Plan dated November 13, 1989 between the Company and Mr. Johanson, as Trustee;

     WHEREAS, Mr. Johanson has entered into an Employment Agreement with the Company dated August 1, 1994 (the "Employment Agreement") in connection with the transactions relating to the Stock Purchase Agreement;

     WHEREAS, the Parties desire to enter into a non-competition agreement for the period of time set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1.   Term and Termination.  This Agreement shall be effective from and as
          --------------------
of the date hereof and shall remain in effect during each Non-Competition Period (as defined below).

     2.   Non-Competition Period.
          ----------------------

          2.1.  Defined.  As used herein the term "Non-Competiton Period" shall
                -------
     mean each of:

               2.1.1 the period during which Mr. Johanson is employed by the Company under the Employment Agreement (as the same may be extended or modified from time to time);

               2.1.2 the periods, if any, following the termination of the period referred to in Section 2.1.1 above during which the Company is required to provide benefits to Mr. Johanson pursuant to Section 6(e) of the Employment

          Agreement or to make payments to Mr. Johanson pursuant to Section 6(h) of the Employment Agreement; and

               2.1.3 each period, if any, during which the Company shall have elected to extend Mr. Johanson's obligations under this Agreement pursuant to Section 2.3 of this Agreement.

          2.2.  Consideration.  In consideration for the execution of this
                -------------
     Agreement, the Buyer agrees to pay to Mr. Johanson the sum of One Hundred Thousand Dollars ($100,000.00) in cash payable by certified check or wire transfer upon such execution.

          2.3.  Elective Non-Competition Periods.  Upon the later of either (i)
                --------------------------------
     the termination for any reason of the Employment Agreement, or (ii) upon the expiration of the periods, if any, under which Mr. Johanson receives benefits from the Company as specified in Section 2.1.2 of this Agreement, the Company shall have the option, upon written notice given to Mr. Johanson within ten (10) days of such termination or expiration, to invoke the application of this Agreement for a period of one (1) year from the giving of such notice. In addition, the Company shall have the option to renew such one-year period upon written notice given to Mr. Johanson not later than one hundred eighty (180) days prior to the expiration of such one-year period, for one, and only one, additional period of one-year from expiration of such initial one-year period. During each such one-year period, the Company shall pay Mr. Johanson an aggregate amount of Seventy-Five Thousand Dollars ($75,000.00), payable in monthly installments in arrears on the first business day of each calendar month.

          2.4.  Set-Off.  In the event Mr. Johanson receives cash compensation
                -------
     with respect to any such one-year period (excluding any payment received under this Agreement) in excess of $75,000, the Company shall be entitled to set-off against any cash compensation to be provided to Mr. Johanson under Section 2.3 above by an amount equal to one-third of the total of (i) any cash compensation received by Mr. Johanson with respect to each one-year period (excluding any payments received under this Agreement) minus
                                                                        -----
     (ii) $75,000 subject to a maximum set-off of $50,000 per one-year period. Mr. Johanson shall inform the Company of any such amounts of cash compensation and shall refund to the Company any amounts which the Company has paid which exceed the amounts due from the Company after application of the set-off provided for in this paragraph. Notwithstanding the foregoing and any other provision of this Agreement, Mr. Johanson shall be under no obligation to seek or accept any employment during the term of this Agreement for any reason.

     3.   Consulting Agreement.  At any time and from the time at or after the
          --------------------
termination of Mr. Johanson's employment with the Company, Mr. Johanson will negotiate in good faith with respect to the provision by Mr. Johanson of such consulting services as the Company may request. Such consulting services shall be provided on such terms and conditions, and in exchange for such per diem fees and reimbursement of expenses, as the Company and the Employee may agree.

     4.   Confidentiality and Non-Competition Covenants.  Mr. Johanson
          ---------------------------------------------
acknowledges tha tthe success of Holdings, the Company and its subsidiaries depends upon the continued preservation of the confidentiality of certain information possessed by Mr. Johanson and the agreement by Mr. Johanson not to engage directly or indirectly in businesses competitive with the business of Holdings, the Company and its subsidiaries, that the preservation of the confidentiality of such information by Mr. Johanson and the agreement not to compete of Mr. Johanson are essential premises of the bargain between Mr. Johanson and each of Holdings and the Buyer pursuant to the Stock Purchase Agreement, and that Holdings and the Buyer would be unwilling to enter into the Stock Purchase Agreement in the absence of this Non-Competition Agreement. Accordingly, Mr. Johanson hereby agrees with Holdings and the Company as follows:

          4.1.  Confidentiality Covenant.  During the Non-Competition Period,
                ------------------------
     Mr. Johanson will not, and will cause his affiliates (other than Holdings, the Company and their respective subsidiaries) not to, directly or indirectly, without the prior written consent of Holdings and the Company, disclose or use, in any way harmful to Holdings, the Company or any of their respective subsidiaries, or otherwise contrary to the interests of Holdings, the Company or any of their respective subsidiaries, any confidential or proprietary information involving or relating to Holdings, the Company or any of their respective subsidiaries; provided, however,
                                                          --------  -------
     that the information subject to the foregoing provisions of this sentence shall be deemed not to include any information known generally in the industry (other than as a result of disclosure in violation hereof by Mr. Johanson or any such affiliate thereof); and provided, further, that the
                                                  --------  -------
     provisions of this Section 4.1 shall not prohibit any retention of records or disclosure required by law or made in connection with the enforcement of any right or remedy relating to the Stock Purchase Agreement or the transactions contemplated thereby.

          4.2.  Non-Competition Covenant.  During the Non-Competition Period,
                ------------------------
     Mr. Johanson will not, and will cause his affiliates (other than Holdings, the Company and their respective subsidiaries) not to, directly or indirectly, or by or through any other person, whether as an officer, director, shareholder, guarantor, partner, joint venturer, consultant, agent or otherwise, (i) engage in any business which is the same as or similar to or which otherwise competes with the business of Holdings, the Company or any of their respective subsidiaries in any geographic area specified in Schedule A hereto, or (ii) hire or attempt to hire any employee or agent of Holdings, the Company or any of their respective affiliates, assist in such hiring by any person, encourage any such employee or agent to terminate his relationship with Holdings, the Company or any of their respective affiliates, or solicit or encourage any customer, supplier, vendor or distributor of the Company or any of their respective affiliates to terminate its relationship with them, or to conduct with any person any business or activity which competes with the business or which such customer, supplier, vendor or distributor conducts with Holdings, the Company or any of their respective affiliates; provided, however, that the ownership or acquisition
                            --------  -------
     by Mr. Johanson or any such affiliate thereof of an aggregate of (for Mr. Johanson and each such affiliate, collectively) less than five percent (5%) of the outstanding stock of any publicly traded company shall not, considered alone, constitute a violation of this Section 4.2.

          4.3.  Enforcement.  Mr. Johanson acknowledges and agrees that, because
                -----------
     the legal remedies of Holdings and the Company may be inadequate in the event of a breach of, or other failure to perform, any of the convenants and obligations set forth in this Section 4, Holdings or the Company may, in addition to obtaining any other remedy or relief available to it (including without limitation consequential and other damages at law), obtain specific enforcement of this Section 4 and other equitable remedies, without the necessity of posting any bond. In the event a good faith dispute arises between Mr. Johanson, on the one hand, and the Company or Holdings, on the other hand, regarding any amounts allegedly owed by Mr. Johanson to either the Company or Holdings, the Company or Holdings shall be entitled to withhold payments to Mr. Johanson hereunder, provided,
                                                                 --------
     however, the Company or Holdings shall place such withheld amounts in
     -------
     escrow pending resolution of such dispute. The exercise by either the Company or Holdings of such right to withhold payments shall not relieve Mr. Johanson of his obligations hereunder.

     5.   Miscellaneous.
          -------------

          5.1.  No Third-Party Beneficiaries.  This Agreement shall not confer
                ----------------------------
     any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          5.2.  Entire Agreement.  This Agreement constitutes the entire
                ----------------
     agreement among the Parties with respect to its subject matter and supersedes any prior or contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

          5.3.  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
     and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however,
                                                             --------  -------
     that Holdings or the Company may (i) assign any or all of its rights and interests hereunder to one or more of its subsidiaries; or (ii) designate one or more of its subsidiaries to perform its obligations hereunder (in any or all of which cases each of Holdings and the Company nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          5.4.  Counterparts.  This Agreement may be executed in one or more
                ------------
     counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          5.5.  Headings.  The section headings contained in this Agreement are
                --------
     inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.6.  Notices.  All notices, requests, demands, claims, and other
                -------
     communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Mr. Johanson:

          Theodore C. Johanson
          P.O. Box 897
          Auburn, Maine  04212

          Copy to:

          Brann & Isaacson
          184 Main Street
          P.O. Box 3070
          Lewiston, Maine  04243-3070
          Attention:  Irving Isaacson, Esq.

          If to Holdings or the Company:

          Iron Age Holdings Corporation
          Robinson Plaza Three
          Suite 400
          Pittsburgh, Pennsylvania  15205
          Attention:  Donald R. Jensen and Keith A. McDonough

          Copy to:

          Butler Capital Corporation
          767 Fifth Avenue, 6th Floor
          New York, New York  10153
          Attention:  Andrea Geisser
                     Elaine S. Gilde

          and

          R. Newcomb Stillwell, Esq.
          Ropes & Gray
          One International Place
          Boston, MA  02110

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          5.7.  Governing Law.  This Agreement shall be governed by and
                -------------
     construed in accordance with the domestic laws of Maine without giving effect to any choice or conflict of law provision or rule (whether of Maine or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Maine; provided, however, any dispute relating
                                        --------  -------
     to provisions of Section 5.11 shall be governed by the United States Arbitration Act as then in force.

          5.8.  Amendments and Waivers.  No amendment, waiver or other
                ----------------------
     modification of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          5.9.  Invalid Provisions.  Any term or provision of this Agreement
                ------------------
     that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof, which shall remain in full force and effect, and each such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent permitted by law.

          5.10.  Incorporation of Schedules.  The Schedules identified in this
                 --------------------------
     Agreement are incorporated herein by reference and made a part hereof.

          5.11.  Arbitration.
                 -----------

               5.11.1  Generally.  Except solely as set forth in Section 5.11
                       ---------
          hereof, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the Parties in accordance with said Rules. In the event the Parties fail to agree upon a panel of aribtrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the Parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the Parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any Party by notice to all other Parties.

               5.11.2  Place of Arbitration.  The place of arbitration shall be
                       --------------------
          Suffolk County, Massachusetts.

               5.11.3  Recourse to Courts.  The Parties hereby exclude any right
                       ------------------
          of appeal to any court on the merits of the dispute. The provisions of this Section 5.11 may be enforced in any court having jurisdiction over the award or any of the Parties or any of their respective assets and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 5.11 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

               5.11.4  Reliance.  Each of the Parties hereto acknowledges that
                       --------
          such Party has been informed by each other Party that the provisions of Section 5.11 constitute a material inducement upon which such Party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

          5.12.  Further Assurances.  In case at any time after the date hereof
                 ------------------
     any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              IRON AGE HOLDINGS CORP.


                              By:   /s/  Donald R. Jensen
                                 -----------------------------------------
                                     Title:  President


                              FALCON SHOE MFG. CO.


                              By:   /s/  Theodore C. Johanson
                                 -----------------------------------------
                                     Title:  President


                                      /s/  Theodore C. Johanson
                                  ----------------------------------------
                                           Theodore C. Johanson

                                   SCHEDULE A
                                   ----------

     The United States of America, including without limitation its territories and possessions, Canada and Mexico.

                                      -9-